September 9, 1996


Aerovox Incorporated
370 Faunce Corner Road
North Dartmouth, Massachusetts  02747

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a registration statement on Form S-8 and all exhibits thereto (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 50,000 shares of common stock, $1.00 par value (the "Shares"), of Aerovox Incorporated, a Delaware corporation (the "Company"). The Shares are to be sold pursuant to the Company's Non-Statutory Stock Option Award Agreement for Robert Elliott (the "Agreement").

         We have acted as counsel for the Company and are familiar with the actions taken by the Company in connection with the Agreement. For purposes of this opinion we have examined the Registration Statement, the Agreement and such other documents, records, certificates and other instruments as we have deemed necessary.

         We express no opinion as to the applicability of, compliance with or effect of federal law or the law of any jurisdiction other than the General Corporation Law of Delaware.

         Based upon the foregoing, we are of the opinion that, when the Shares have been issued and sold and consideration received therefor by the Company all in accordance with the terms of the Agreement, the Shares will be validly issued, fully paid and nonassessable.



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                                                               September 9, 1996




         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                 Very truly yours,



                                                /S/ Ropes & Gray
                                                ----------------
                                                ROPES & GRAY


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